Exhibit 5.1

October 18, 2021

FAST Merger Corp.
109 Old Branchville Rd.
Ridgefield, CT 06877

Re: Registration Statement on Form S-4 (File No. 333-258387)

Ladies and Gentlemen:

We have acted as special counsel to FAST Merger Corp., a Texas corporation (“FAST Merger Corp.” or the “Company”) and a wholly owned subsidiary of FAST Acquisition Corp. (“FAST”), in connection with the preparation and filing of the Registration Statement on Form S-4 (the “Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to or incorporated by reference therein or attached as an exhibit or schedule thereto) of FAST Merger Corp., relating to the transactions contemplated by that certain Agreement and Plan of Merger, dated as of February 1, 2021, by and among FAST, FAST Merger Corp., FAST Merger Sub Inc. (“Merger Sub”) and Fertitta Entertainment, Inc. (the “FEI”) (as amended by that certain Amendment No. 1 to Agreement and Plan of Merger, dated as of June 30, 2021, the “Merger Agreement”), pursuant to which (i) FAST will change its jurisdiction of incorporation to Texas (the “reincorporation”) by merging with and into FAST Merger Corp., with FAST Merger Corp. surviving the merger (the “TX Merger”), (ii) following the TX Merger, Merger Sub will merge with and into FEI (the “Merger”), and (iii) immediately following the Merger, New FEI will merge with and into Florida Merger Sub LLC (“LLC Sub”), a wholly-owned subsidiary of FAST Merger Corp., with LLC Sub surviving such merger as a direct, wholly-owned subsidiary of FAST Merger Corp. (the “LLC Sub Merger” and, together with the Merger, the “Integrated Mergers”). The transactions contemplated by the Merger Agreement are referred to as the “Business Combination.” In connection with the Business Combination, FAST Merger Corp. will be renamed and said renamed entity is referred to herein as New FEI.

Under the terms of the Merger Agreement, on the effective date of the TX Merger, the currently issued and outstanding shares of FAST Class A common stock, par value $0.0001 per share (“FAST Class A common stock”), will be exchanged, on a one-for-one basis, for shares of Class A common stock, par value $0.0001 per share, of New FEI (“New FEI Class A common stock”). Similarly, all of FAST’s outstanding warrants will become warrants to acquire shares of New FEI Class A common stock on the same terms as FAST’s currently outstanding warrants. In addition, on the effective date of the Business Combination, all of FAST’s outstanding units (each of which consists of one share of FAST Class A common stock and one-half of one warrant to purchase one share of FAST Class A common stock) will be separated into its component share of Class A common stock and one-half of one warrant.

October 18, 2021

This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S–K under the Securities Act of 1933, as amended (the “Securities Act”), and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, any prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein with respect to the issue of the warrants.

In connection with our opinions expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of the following documents and such other documents, corporate records, certificates and other statements of government officials and corporate officers of the Company as we deemed necessary for the purposes of the opinions set forth in this opinion letter: (i) the Registration Statement; (ii) the Merger Agreement; (iii) the Warrant Agreement, dated as of August 20, 2020, between the Company and Continental Stock Transfer & Trust Company (the “Warrant Agreement”); and (iv) the form of Assignment and Assumption Agreement to be entered into in connection with the Closing (the “Warrant Assignment Agreement”).

We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and of public officials and upon statements and information furnished by officers and representatives of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In rendering the opinions expressed below, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and the accuracy of all statements in certificates of officers of the Company that we reviewed.

In addition to the foregoing, for the purpose of rendering our opinions as expressed herein, we have assumed that prior to the issuance of the warrants by the Company: (i) the Registration Statement, as finally amended, will have become effective under the Securities Act; (ii) the shareholders of the Company will have approved and adopted the Merger Agreement; (iii) the Business Combination and the other transactions contemplated by the Merger Agreement to be consummated concurrently with or prior to the Business Combination will have been consummated; and (iv) the TX Merger will have become effective under the Texas Business Organizations Code.

Based upon and subject to the foregoing and subject to the assumptions, qualifications and limitations set forth herein, having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that, upon effectiveness of the Integrated Mergers, each of the issued and outstanding warrants of the Company will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

The opinion expressed above is limited to questions arising under the laws of the State of New York. We express no opinion herein as to any other laws, statutes, regulations or ordinances. We do not express any opinion as to the laws of any other jurisdiction.

October 18, 2021

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitle to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion letter is provided solely in connection with the issuance of the warrants and is not to be relied upon for any other purpose.

The opinion expressed above is as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinions expressed in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm as counsel for the Company that has passed on the validity of the warrants appearing under the caption “Legal Matters” in the prospectus forming part of the Registration Statement or any prospectus filed pursuant to Rule 424(b) with respect thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ White & Case LLP

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